UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2021  (July 21, 2021)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 21, 2021, EQT Corporation (the “Company”) consummated the previously announced acquisition (the “Acquisition”) of Alta Marcellus Development, LLC, a Delaware limited liability company (“ARD Marcellus”), and ARD Operating, LLC, a Delaware limited liability company (“ARD” and, together with ARD Marcellus, the “Alta Target Entities”), pursuant to that certain Membership Interest Purchase Agreement, dated May 5, 2021 (the “Purchase Agreement”), by and among the Company, EQT Acquisition HoldCo LLC (a wholly owned indirect subsidiary of the Company), Alta Resources Development, LLC, a Delaware limited liability company (“Alta Resources”), and the Alta Target Entities. The Alta Target Entities collectively hold all of Alta Resources’ upstream and midstream assets. The events described in this Current Report on Form 8-K took place in connection with the closing of the Acquisition.

The Company plans to provide an update with respect to the Acquisition and corresponding integration plans, as well as revised 2021 financial and operational guidance that reflects the Acquisition, in conjunction with its second quarter earnings and conference call scheduled for July 29, 2021.

Item 1.01 Entry into a Material Definitive Agreement.

Upon consummation of the Acquisition, pursuant to the terms of the Purchase Agreement, the Company and certain direct and indirect equityholders of Alta Resources or their designees (together with their permitted assignees, the “Alta RRA Holders”) entered into that certain Registration Rights Agreement, dated as of July 21, 2021 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, among other things, subject to certain requirements and exceptions, the Company is required to file with the Securities and Exchange Commission, no later than three business days following the closing of the Acquisition, a registration statement on Form S-3 (or amend an existing shelf registration statement previously filed by it) to permit the public resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) by the Alta RRA Holders from time to time as permitted by Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and to use its commercially reasonable efforts to cause such registration statement to remain effective until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of the Registration Rights Agreement pursuant to its terms. Furthermore, under the Registration Rights Agreement, the Alta RRA Holders have certain demand rights and piggyback registration rights with respect to certain other underwritten offerings conducted by the Company for its own account or other shareholders of the Company. The Registration Rights Agreement contains customary indemnification and contribution obligations of the Company for the benefit of the Alta RRA Holders and vice versa (provided, however, that each Alta RRA Holder’s indemnification and contribution obligation is limited to the net proceeds received by such Alta RRA Holder from the sale of Registrable Securities pursuant to an offering made in accordance with the Registration Rights Agreement), in each case, subject to certain qualifications and exceptions.

In connection with entering into the Registration Rights Agreement, the Company also entered into a lockup agreement with each of the Alta RRA Holders (collectively, the “Lockup Agreements”), pursuant to which, among other things, each Alta RRA Holder agreed not to sell its portion of the Stock Consideration (as defined below) during the 180 days following the closing of the Acquisition; provided, however, that (i) the Alta RRA Holders may sell up to 25% of the Registrable Securities in a single shelf underwritten offering between the 31st day following closing and the 90th day following closing and up to an aggregate of 50% of the Registrable Securities pursuant to up to two shelf underwritten offerings in the first 180 days following closing, and (ii) certain Alta RRA Holders may sell their pro rata portion of up to an aggregate amount of 2,500,000 additional shares of common stock, no par value, of the Company under certain circumstances and subject to certain limitations. Pursuant to the Lockup Agreements, the Company also agreed with each Alta RRA Holder not to sell shares of common stock during the first 30 days following the closing of the Acquisition.

The foregoing description of the Registration Rights Agreement and the Lockup Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement (including the form of Lockup Agreement), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. As a result of the Acquisition and on the terms and pursuant to the conditions contained in the Purchase Agreement, on July 21, 2021, Alta Resources sold to the Company, and the Company purchased and accepted, all of the issued and outstanding equity interests of the Alta Target Entities (the “Target Interests”), free and clear of all liens (other than liens arising under federal and state securities laws, arising pursuant to the governing documents of the Alta Target Entities or imposed by the Company or any of its affiliates).

Pursuant to the Purchase Agreement, the consideration to be paid to Alta Resources for the Acquisition consists of $1.0 billion in cash and 105,306,346 shares of common stock, which shares represented an aggregate dollar value equal to $1.925 billion as of the date of the Purchase Agreement based on the 30-day volume-weighted average price of a share of common stock as of May 4, 2021 ($18.28), subject to customary purchase price adjustments. As a result of such purchase price adjustments, upon consummation of the Acquisition on July 21, 2021, 98,789,388 shares of common stock (the “Stock Consideration”) were issued to certain direct and indirect equityholders of Alta Resources or their designees (the “Issuance”).

The foregoing description of the Acquisition and the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 7, 2021 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The Issuance was completed in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 9.01.  Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired

The audited consolidated financial statements of Alta Resources and its subsidiaries as of June 30, 2020 and 2019, and for each of the three years in the period ended June 30, 2020, and the notes related thereto, are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Alta Resources and its subsidiaries as of March 31, 2021 and for the nine months ended March 31, 2021 and 2020, and the notes related thereto, are attached to this Current Report on Form 8-K as Exhibit 99.2 and are incorporated herein by reference.

(b)        Pro forma financial information

The unaudited pro forma condensed combined balance sheet of the Company and its subsidiaries as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations of the Company and its subsidiaries for the three months ended March 31, 2021 and the year ended December 31, 2020, and the notes related thereto, are attached to this Current Report on Form 8-K as Exhibit 99.3 and are incorporated herein by reference.

(d)        Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of July 21, 2021, by and among EQT Corporation and certain security holders thereof parties thereto, and Form of Lock-Up Agreement.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

99.1	Audited consolidated financial statements of Alta Resources Development, LLC and its subsidiaries as of June 30, 2020 and 2019, and for each of the three years in the period ended June 30, 2020, and the notes related thereto.

99.2	Unaudited condensed consolidated financial statements of Alta Resources Development, LLC and its subsidiaries as of March 31, 2021 and for the nine months ended March 31, 2021 and 2020, and the notes related thereto.

99.3	Unaudited pro forma condensed combined balance sheet of EQT Corporation and its subsidiaries as of March 31, 2021 and unaudited pro forma condensed combined statements of operations of EQT Corporation and its subsidiaries for the three months ended March 31, 2021 and the year ended December 31, 2020, and the notes related thereto.

99.4	Reserves report prepared by Netherland, Sewell & Associates, Inc., dated May 3, 2021, with respect to estimates of reserves and future revenue of Alta Marcellus Development, LLC as of June 30, 2020.

99.5	Audit letter prepared by Netherland, Sewell & Associates, Inc., dated May 5, 2021, with respect to estimates of reserves and future revenue of Alta Marcellus Development, LLC as of December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: July 22, 2021	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary